                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           DOW JONES & COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                       Notice of 1998
[LOGO] DOW JONES                       Annual Meeting and
                                       Proxy Statement



                                       Dow Jones & Company

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

To Our Stockholders:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 15, 1998 at 10:00 a.m. at:

                             55 Wall Street
                             New York, New York

Discussions of Company affairs at past Annual Meetings have generally been in-teresting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of six directors, the adoption of the Dow Jones 1998 Employee Stock Purchase Plan and the Dow Jones 1998 Stock Option Plan, the approval of the appointment of Coopers & Lybrand L.L.P. and two stockholder proposals. These matters are discussed in greater detail in the accompanying proxy statement.

The Board of Directors recommends a vote FOR the election of directors, FOR the adoption of the Employee Stock Purchase Plan, FOR the adoption of the Stock Option Plan , FOR the approval of the appointment of Coopers & Lybrand L.L.P. and AGAINST each of the two stockholder proposals.

Regardless of the number of shares you own and whether or not you plan to at-tend, it is important that your shares are represented and voted at the meet-ing. You are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still vote in person if you so desire.

Sincerely yours,
/s/ Peter R. Kann
Peter R. Kann
Chairman of the Board

March 20, 1998

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, APRIL 15, 1998

To the Stockholders of
DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at 55 Wall Street, New York, New York on Wednesday, April 15, 1998 at 10:00 a.m. for the purposes of:

 1. Electing five directors to hold office until 2001 and one director to hold office until 1999;

 2.  Adopting the Dow Jones 1998 Employee Stock Purchase Plan;

 3.  Adopting the Dow Jones 1998 Stock Option Plan;

 4. Approving the appointment of Coopers & Lybrand L.L.P., independent certi-fied public accountants, as auditors for 1998;

 5. Acting upon a stockholder proposal to establish cumulative voting in the election of directors;

 6. Acting upon a stockholder proposal to establish one-year terms for direc-tors; and

 7.  Transacting such other business as may properly come before the meeting.

 Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

 Stockholders of record at the close of business on February 20, 1998 are en-titled to notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting at the Company's of-fices, 200 Liberty Street, New York, New York.

 Stockholders are requested to complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope. Until your proxy is voted you may revoke it by delivery to the Company of a subsequently executed proxy or a written notice of revocation. Your prompt response will be appreciated.

By order of the Board of Directors,

/s/ Peter G. Skinner
Peter G. Skinner
Secretary

March 20, 1998

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

PROXY STATEMENT

1998 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, APRIL 15, 1998

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished in connection with the solicitation on be-half of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, April 15, 1998 at 55 Wall Street, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. If the en-closed proxy is executed and returned, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instruc-tions with respect to (i) the election of directors, (ii) adopting the Dow Jones 1998 Employee Stock Purchase Plan, (iii) adopting the Dow Jones 1998 Stock Option Plan, (iv) approving the appointment of Coopers & Lybrand L.L.P. as auditors for 1998, (v) acting upon a stockholder proposal to establish cu-mulative voting in the election of directors and (vi) acting upon a stock-holder proposal to establish one-year terms for directors. If no such instruc-tions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR the adoption of the Dow Jones 1998 Employee Stock Purchase Plan, FOR the adoption of the Dow Jones 1998 Stock Op-tion Plan, FOR approving the appointment of Coopers & Lybrand L.L.P. and AGAINST each of the two stockholder proposals. Until a proxy is voted it may be revoked by a stockholder by delivery to the Secretary of the Company at the above address of a subsequently executed proxy or a written notice of revoca-tion. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addi-tion, the Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10004 to aid in the solicitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to bene-ficial owners of the Company's Common Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000, plus expenses.
              ---------------------------------------------------

COMMON STOCK OUTSTANDING

At the close of business on February 20, 1998 there were outstanding and enti-tled to vote 75,362,679 shares of Common Stock and 21,546,518 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect two directors to be elected at the meeting to serve a three-year term expiring in 2001. The Common Stock and the Class B Common Stock vote together with respect to the election of three directors to be elected at the meeting to serve a three-year term ex-piring in 2001, the election of one director to be elected at the meeting to serve a one-year term expiring in 1999 and all other matters submitted to the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of January 22, 1998, with re-spect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

                                             SHARES
                                          BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNED(a)        PERCENT OF CLASS
----------------------------------------------------------------------------
Christopher Bancroft                  Common   4,797,405(b)       6.4%
   c/o Holme Roberts & Owen LLC       Class B  3,820,360(b)      17.7%
   1700 Lincoln Street
   Denver, Colorado 80203
----------------------------------------------------------------------------
Barclays Bank PLC                     Common   4,491,629(c)       6.0%
   54 Lombard Street
   London, England EC3P 3AH
----------------------------------------------------------------------------
Capital Research & Management Co.     Common   4,771,300(d)       6.3%
   333 South Hope Street
   Los Angeles, California 90071
----------------------------------------------------------------------------
Judson W. Detrick                     Common   3,402,272(e)       4.5%
   Holme Roberts & Owen LLC           Class B  2,266,261(e)      10.5%
   1700 Lincoln Street
   Denver, Colorado 80203
----------------------------------------------------------------------------
Michael B. Elefante                   Common   3,012,309(e)       4.0%
   Hemenway & Barnes                  Class B  1,689,981(e)       7.8%
   60 State Street
   Boston, Massachusetts 02109
----------------------------------------------------------------------------
Timothy F. Fidgeon                    Common   1,999,015(e)       2.7%
   Hemenway & Barnes                  Class B  2,163,083(e)      10.0%
   60 State Street
   Boston, Massachusetts 02109
----------------------------------------------------------------------------
Franklin Mutual Advisers, Inc.        Common   3,818,100(f)       5.1%
   51 John F. Kennedy Parkway
   Short Hills, New Jersey 07078
----------------------------------------------------------------------------
Roy A. Hammer                         Common  11,780,020(e)      15.6%
   Hemenway & Barnes                  Class B  8,454,534(e)      39.2%
   60 State Street
   Boston, Massachusetts 02109
----------------------------------------------------------------------------
Paul D. Holleman                      Common   3,402,872(e)       4.5%
   Holme Roberts & Owen LLC           Class B  2,266,211(e)      10.5%
   1700 Lincoln Street
   Denver, Colorado 80203
----------------------------------------------------------------------------
Jane C. MacElree                      Common   6,507,784(g)       8.6%
   c/o Hemenway & Barnes              Class B  3,892,016(g)      18.1%
   60 State Street
   Boston, Massachusetts 02109
----------------------------------------------------------------------------
Rod B. MacLeod                        Common   2,689,448(e)       3.6%
   MacLeod & McGinness                Class B  1,380,196(e)       6.4%
   1800 Second Street, Suite 971
   Sarasota, Florida 34236
----------------------------------------------------------------------------

                                             SHARES
                                          BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNED(a)       PERCENT OF CLASS
---------------------------------------------------------------------------
James H. Ottaway, Sr.                 Common  2,817,451(h)       3.7%
Ruth B. Ottaway                       Class B 1,679,014(h)       7.8%
James H. Ottaway, Jr.
David B. Ottaway
Ruth Ottaway Sherer
   c/o Ottaway Newspapers, Inc.
   Post Office Box 401
   Campbell Hall, New York 10916
---------------------------------------------------------------------------
Lawrence T. Perera                    Common  4,510,550(e)       6.0%
   Hemenway & Barnes                  Class B 3,477,000(e)      16.1%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Michael J. Puzo                       Common  1,292,674(e)       1.7%
   Hemenway & Barnes                  Class B 1,899,488(e)       8.8%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Thomas A. Richardson                  Common  3,125,372(e)       4.1%
   Holme Roberts & Owen LLC           Class B 1,928,331(e)       8.9%
   1700 Lincoln Street
   Denver, Colorado 80203
---------------------------------------------------------------------------
George T. Shaw                        Common    914,232(e)       1.2%
   Hemenway & Barnes                  Class B 1,083,025(e)       5.0%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
State Street Bank & Trust Company     Common  6,017,075(i)       8.0%
   225 Franklin Street                Class B 3,230,763(i)      15.0%
   Boston, Massachusetts 02110
---------------------------------------------------------------------------
Elizabeth Steele                      Common  3,912,624(e)       5.2%
   c/o Hemenway & Barnes              Class B 2,146,210(e)      10.0%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Bayne Stevenson                       Common  3,320,565(e)       4.4%
   c/o Hemenway & Barnes              Class B 1,739,191(e)       8.1%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------

(a) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b) Includes 4,510,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Messrs. Hammer and Perera. Also includes 287,405 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Messrs. Holleman, Richardson and Detrick. Mr. Bancroft could acquire sole voting and investment power over such shares if he were to revoke the trust.

(c) As of December 31, 1997, which is the most recent date as of which the Company has such information, Barclays Bank PLC held all of these shares as an investment adviser or broker-dealer and had sole voting power as to 4,278,017 of these shares and shared investment power over all of these shares with non-affiliated persons.

(d) As of December 31, 1997, which is the most recent date as of which the Company has such information, Capital Research & Management Co. held all of these shares as an investment adviser and had sole investment power over all of these shares and no voting power over any of these shares.

(e) Includes shares held as trustee, as to which voting and investment power is shared with other trustees (including other persons named above), by the following persons, each of whom disclaims beneficial ownership of such shares:
Mr. Detrick--3,402,272 shares of Common Stock and 2,266,211 shares of Class B Common Stock; Mr. Elefante--3,012,309 shares of Common Stock and 1,689,981 shares of Class B Common Stock; Mr. Fidgeon--1,999,015 shares of Common Stock and 2,163,083 shares of Class B Common Stock; Mr. Hammer--11,780,020 shares of Common Stock and 8,454,534 shares of Class B Common Stock; Mr. Holleman-- 3,402,272 shares of Common Stock and 2,266,211 shares of Class B Common Stock; Mr. MacLeod--2,689,448 shares of Common Stock and 1,380,196 shares of Class B Common Stock; Mr. Perera--4,510,550 shares of Common Stock and 3,477,000 shares of Class B Common Stock; Mr. Puzo--1,292,674 shares of Common Stock and 1,899,488 shares of Class B Common Stock; Mr. Richardson--3,125,372 shares of Common Stock and 1,928,331 shares of Class B Common Stock; Mr. Shaw--914,232 shares of Common Stock and 1,083,025 shares of Class B Common Stock; Ms. Steele--3,912,624 shares of Common Stock and 2,146,210 shares of Class B Com-mon Stock; and Mr. Stevenson--3,301,134 shares of Common Stock and 1,730,393 shares of Class B Common Stock. Also includes 600 shares of Common Stock held by Mr. Holleman as trustee, as to which Mr. Holleman has sole voting and in-vestment power.

(f) As of December 31, 1997, which is the most recent date as of which the Company has such information, Franklin Mutual Advisers, Inc. held all of these shares as an investment adviser and had sole voting and investment power over all of these shares.

(g) Includes 5,531,471 shares of Common Stock and 3,348,848 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 2,745,000 shares of Common Stock and 1,440,250 shares of Class B Common Stock; Mr. Hammer with respect to 2,739,400 shares of Common Stock and 1,746,733 shares of Class B Common Stock; Mr. Puzo with respect to 46,900 shares of Common Stock and 161,800 shares of Class B Common Stock; and Mr. Shaw with respect to 14,400 shares of Common Stock and 394,683 shares of Class B Common Stock. Also includes 819,015 shares of Common Stock and 541,583 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Messrs. Fidgeon and Shaw. Mrs. MacElree could acquire sole voting and investment power over such shares if she were to revoke the trust.

(h) All of these shares have been deposited in a voting trust by various Otta-way family trusts, individual members of the Ottaway family and a private in-vestment company owned by members of the Ottaway family. The voting trustees under the voting trust are James H. Ottaway, Sr., his wife, Ruth B. Ottaway, and their adult children, James H. Ottaway, Jr., David B. Ottaway and Ruth Ot-taway Sherer. The voting trust will remain in effect until January 27, 2003, but shares may be withdrawn from the voting trust prior thereto. As of January 22, 1998, each of James H. Ottaway, Sr., Ruth B. Ottaway and David B. Ottaway beneficially owned 2,817,451 shares of Common Stock and 1,679,014 shares of Class B Common Stock. As of January 22, 1998, Ruth Ottaway Sherer beneficially owned 2,989,621 shares of Common Stock (4.0%) and 1,716,203 shares of Class B Common Stock (8.0%). As of January 22, 1998, James H. Ottaway, Jr. benefi-cially owned 2,886,226 shares of Common Stock (includes 63,699 shares subject to options) and 1,679,014 shares of Class B Common Stock. Each of the forego-ing persons is deemed the beneficial owner of the shares held in the voting trust described above and, accordingly, each of the foregoing figures includes such shares. In addition, various other shares are also included more than once in the foregoing figures as a result of other shared ownership arrange-ments. Each of James H. Ottaway, Sr., Ruth B. Ottaway, James H. Ottaway, Jr., David B. Ottaway and Ruth Ottaway Sherer shares voting power over 2,817,451 shares of Common Stock and 1,679,014 shares of Class B Common Stock and in-vestment power over 28,080 shares of Common Stock and 1,540 shares of Class B Common Stock. Ruth Ottaway Sherer has sole voting and investment power over 172,170 shares of Common Stock and 37,189 shares of Class B Common Stock.

(i) As of December 31, 1997, which is the most recent date as of which the Company has such information, State Street Bank & Trust Company held all of these shares as trustee, disclaimed beneficial ownership of them and shared voting and investment power with persons named above as to 4,685,182 shares of Common Stock and 3,197,032 shares of Class B Common Stock.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of January 22, 1998, with re-spect to the number of shares of Common Stock and Class B Common Stock owned by each director and nominee for director, the five most highly compensated executive officers, and all directors, nominees and executive officers as a group.

                                 SHARES BENEFICIALLY  PERCENT OF  COMMON STOCK
NAME                                   OWNED(1)        CLASS(2)  EQUIVALENTS(3)
-------------------------------------------------------------------------------
Rand V. Araskog                  Common         8,000     *          27,073
                                 Class B          700     *
-------------------------------------------------------------------------------
Christopher Bancroft (5) (6)     Common     4,797,405     6.4%        1,128
 (7)                             Class B    3,820,360    17.7%
-------------------------------------------------------------------------------
Kenneth L. Burenga (4)           Common       127,987     *             --
                                 Class B        3,015     *
-------------------------------------------------------------------------------
William C. Cox, Jr. (5) (6) (8)  Common       247,276     *             685
                                 Class B      639,061     3.0%
-------------------------------------------------------------------------------
Harvey Golub                     Common         2,000     *           1,110
                                 Class B          --      *
-------------------------------------------------------------------------------
Leslie Hill (5) (6) (9)          Common       117,437     *             504
                                 Class B       68,943     *
-------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.          Common         3,000     *           6,479
                                 Class B          --      *
-------------------------------------------------------------------------------
Vernon E. Jordan, Jr.            Common           270     *           7,144
                                 Class B          105     *
-------------------------------------------------------------------------------
Peter R. Kann (4)                Common       230,923     *           5,505
                                 Class B        4,027     *
-------------------------------------------------------------------------------
David K.P. Li                    Common         8,030     *           8,025
                                 Class B          --      *
-------------------------------------------------------------------------------
Jane C. MacElree (5) (6) (10)    Common     6,507,784     8.6%          457
                                 Class B    3,892,016    18.1%
-------------------------------------------------------------------------------
M. Peter McPherson               Common           --      *             --
                                 Class B          --      *
-------------------------------------------------------------------------------
Frank N. Newman                  Common           200     *             457
                                 Class B          --      *
-------------------------------------------------------------------------------
James H. Ottaway, Jr. (11)       Common     2,886,226     3.8%          --
                                 Class B    1,679,014     7.8%
-------------------------------------------------------------------------------
Peter G. Skinner (4)             Common        72,070     *             --
                                 Class B          --      *
-------------------------------------------------------------------------------
William C. Steere, Jr.           Common         1,000     *           1,238
                                 Class B          --      *
-------------------------------------------------------------------------------
Carl M. Valenti (4)              Common       105,860     *             --
                                 Class B        2,087     *
-------------------------------------------------------------------------------
All directors and executive      Common    15,169,567    20.1%       60,466
 officers                        Class B   10,111,536    46.9%
 as a group (19 persons) (12)
-------------------------------------------------------------------------------

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercis-able within 60 days after January 22, 1998 held by: Mr. Burenga (103,368 shares), Mr. Cox (24,905 shares), Mr. Kann (153,385 shares), Mr. Ottaway (63,699 shares), Mr. Skinner (62,230 shares) and Mr. Valenti (71,641 shares).

(2) For purposes of computing the percentages above, the number of shares of Common Stock outstanding includes any shares which may be acquired by the named person within 60 days after January 22, 1998. An asterisk under the col-umn "Percent of Class" indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock out-standing.

(3) Under the directors' deferred stock equivalent compensation plan, each non-employee director is credited with $20,000 worth of stock equivalents per year. Certain directors have elected to defer receipt of some or all of their fees payable in cash and have invested such deferred amounts in stock equiva-lents. Amounts previously accrued under the terminated retirement plan for non-employee directors by directors who continued to serve on the Board after the 1997 Annual Meeting were added to such directors' deferred compensation accounts and certain directors have elected to invest such accrued amounts in stock equivalents. (See page 11 for additional information regarding direc-tors' stock equivalents.) Also, certain executive officers have elected to have the amounts allocated to their accounts under the Supplementary Benefit Plan (see footnote (3) of the Summary Compensation Table on page 13) deemed to be invested in stock equivalents.

(4) Includes shares owned by, or jointly with, spouses, as follows: Mr. Burenga--7,522 shares of Common Stock and 1,292 shares of Class B Common Stock owned by his spouse; Mr. Kann--8,332 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Mr. Skinner--2,762 shares of Common Stock owned jointly with his spouse; Mr. Valenti--664 shares of Common Stock owned by his spouse and 409 shares of Common stock owned jointly with his spouse. Includes, with respect to Messrs. Kann and Valenti, 32,686 and 19,190 shares of Common Stock, respectively, subject to options exercisable within 60 days after January 22, 1998 held by their respective spouses. Mr. Burenga shares voting and investment power with his spouse as to those shares owned by her. Messrs. Kann and Valenti disclaim beneficial ownership of the shares owned by their respective spouses. Mr. Skinner shares voting and investment power with his spouse as to those shares owned jointly.

(5) Mr. Cox is the brother of Mrs. MacElree. Mr. Cox and Mrs. MacElree are first cousins of Mr. Bancroft. Ms. Hill is the daughter of Mrs. MacElree.

(6) As of January 1, 1998, Mr. Cox, Mr. Bancroft, Mrs. MacElree and Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them owned beneficially a total of 24,913,657 shares (33%) of the outstanding Common Stock and 17,359,716 shares (80%) of the outstanding Class B Common Stock. Such shares account for approximately 68% of the votes represented by the outstanding Common Stock and Class B Common Stock. Mr. Cox, Mr. Bancroft, Mrs. MacElree and Ms. Hill, trusts as to which they or certain of their relatives are trustees or have beneficial or reversionary interests, and the trustees of such trusts, may be considered in control of the Company and therefore its "parent."

(7) Includes 287,405 shares of Common Stock and 343,360 shares of Class B Com-mon Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 4,510,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(8) Includes 58,357 shares of Common Stock and 207,400 shares of Class B Com-mon Stock held by a revocable trust for the benefit of Mr. Cox, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 164,014 shares of Common

Stock and 431,621 shares of Class B Common Stock, as to which Mr. Cox dis-claims beneficial ownership, as follows: 85,514 shares of Common Stock and 379,791 shares of Class B Common Stock held by Mr. Cox as trustee, as to which he shares voting and investment power; 50,500 shares of Common Stock and 27,130 shares of Class B Common Stock held by trustees for Mr. Cox's spouse; and 29,000 shares of Common Stock and 24,700 shares of Class B Common Stock held by a foundation of which Mr. Cox is President.

(9) Includes 6,006 shares of Common Stock and 1,618 shares of Class B Common Stock owned by Ms. Hill's spouse and minor children.

(10) Includes 819,015 shares of Common Stock and 541,583 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 5,531,471 shares of Common Stock and 3,348,848 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she dis-claims beneficial ownership and shares voting and investment power with other trustees and 4,255 shares of Common Stock and 1,585 shares of Class B Common Stock owned by her spouse.

(11) See footnote (h) on page 4 above for a description of Mr. Ottaway's own-ership of Common Stock and Class B Common Stock.

(12) Includes 573,989 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 22, 1998. Also includes shares owned by or jointly with their spouses and by their children and relatives sharing their homes.

              ---------------------------------------------------

ANNUAL REPORT

The Company has mailed to all stockholders its Annual Report for the year ended December 31, 1997. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders' equity and cash flows for the year then ended.

              ---------------------------------------------------

VOTING PROCEDURES

If a quorum is present at the meeting (i) a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock, voting separately as a class, is entitled to elect, (ii) a plurality of the votes of the shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock and the Class B Common Stock elect together,
(iii) the affirmative vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order to approve the appointment of Coopers & Lybrand L.L.P. as auditors, (iv) the affirmative vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order for each of the two stockholder propos-als to be approved and (v) the affirmative vote of a majority of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order for each of the 1998 Employee Stock Purchase Plan and the 1998 Stock Op-tion Plan to be adopted. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other proposals, votes may be cast in fa-vor or against, or a stockholder may abstain. Abstentions will be counted as shares that are represented at the meeting and entitled to vote. Under Dela-ware law, abstentions on the Employee Stock Purchase Plan, the Stock Option Plan, Coopers & Lybrand or the two stockholder proposals will have the effect of a negative vote because the Plans require the affirmative vote of a majori-ty, and Coopers & Lybrand and the stockholder proposals the affirmative vote of a plurality, of the shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote. Shares represented by limited proxies that prohibit voting on a particular matter (so-called broker non-votes) will be disregarded and will have no effect on the out- come of the vote on such matter, although the shares represented by such limited proxies will be counted for quorum purposes.

              ---------------------------------------------------

ELECTION OF DIRECTORS

One of the purposes of the meeting is the election of five directors to serve for a three-year term expiring in 2001 and one director to serve for a one-year term expiring in 1999. The Board of Directors has nominated the individu-als listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. Araskog and Jordan. The holders of Common Stock and Class B Common Stock voting to-gether are entitled to vote for the election of Messrs. Burenga, Cox, Hockaday and McPherson. The proxies in the accompanying form will be voted for the election of such individuals un- less instructions are given to withhold au-thority to vote for one or more of them. For each nominated individual, the table below sets forth his age as of the date of the meeting, membership on committees of the Board of Directors and certain other information. Each of the persons named below, other than Mr. McPherson, is currently a director. If for any reason any one or more of the persons named below should become un-available for election, proxies will be voted for the election of such substi-tute nominees as the Board of Directors may propose.
              ---------------------------------------------------

NOMINEES FOR ELECTION AT THE ANNUAL MEETING:

CLASS OF 2001

                                         POSITIONS WITH THE COMPANY AND
                                              BUSINESS EXPERIENCE       DIRECTOR
       NAME                          AGE   DURING THE PAST FIVE YEARS    SINCE
--------------------------------------------------------------------------------
Rand V. Araskog                       66  Director of various             1981
 Corporate Governance and Executive       corporations. Prior to
 Committees                               March 1998, Chairman and
                                          Chief Executive Officer,
                                          ITT Corporation (hotel and
                                          gaming company)(1)
--------------------------------------------------------------------------------
Kenneth L. Burenga                    53  President and Chief Oper-       1990
 Executive Committee                      ating Officer of the Com-
                                          pany
--------------------------------------------------------------------------------
William C. Cox, Jr.                   67  Director of the Company         1976
 Corporate Governance and Executive       and prior to July 1997,
 Committees                               Executive Director/Client
                                          Relations of the Company
--------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.               61  President and Chief Execu-      1990
 Compensation and Executive               tive Officer, Hallmark
 Committees                               Cards, Inc. (greeting card
                                          manufacturer)(2)
--------------------------------------------------------------------------------
Vernon E. Jordan, Jr.(3)              62  Senior Partner, Akin,           1982
 Executive Committee                      Gump, Strauss, Hauer &
                                          Feld, attorneys, and prior
                                          to 1982 President and
                                          Chief Executive Officer,
                                          National Urban League,
                                          Inc.(4)
--------------------------------------------------------------------------------

CLASS OF 1999

                                         POSITIONS WITH THE COMPANY AND
                                              BUSINESS EXPERIENCE       DIRECTOR
       NAME                          AGE   DURING THE PAST FIVE YEARS    SINCE
--------------------------------------------------------------------------------
M. Peter McPherson                    57  President, Michigan State        --
                                          University. Prior to Octo-
                                          ber 1993, Group Executive
                                          Vice President of Bank of
                                          America
--------------------------------------------------------------------------------

INCUMBENT DIRECTORS (CLASS OF 1999)

The table below sets forth similar information for each director whose term ex-pires in 1999.

                                     POSITIONS WITH THE COMPANY AND
                                          BUSINESS EXPERIENCE       DIRECTOR
       NAME                      AGE   DURING THE PAST FIVE YEARS    SINCE
----------------------------------------------------------------------------
Christopher Bancroft              46  Director of the Company         1996
 Compensation Committee
----------------------------------------------------------------------------
Peter R. Kann(5)                  55  Chairman and Chief              1987
 Executive Committee                  Executive Officer of the
                                      Company
----------------------------------------------------------------------------
Leslie Hill                       44  Pilot for American Air-         1997
 Corporate Governance Committee       lines
----------------------------------------------------------------------------
William C. Steere, Jr.            61  Chairman and Chief              1997
 Compensation and Corporate           Executive Officer, Pfizer
 Governance Committees                Inc. (pharmaceuticals)(6)
----------------------------------------------------------------------------

INCUMBENT DIRECTORS (CLASS OF 2000)

The table below sets forth similar information for each director whose term expires in 2000.

                                     POSITIONS WITH THE COMPANY AND
                                          BUSINESS EXPERIENCE       DIRECTOR
       NAME                      AGE   DURING THE PAST FIVE YEARS    SINCE
----------------------------------------------------------------------------
Harvey Golub                      59  Chairman and Chief Executive    1997
 Audit and Corporate Governance       Officer, American Express
 Committees                           Company since August 1993.
                                      Previously President (1991--
                                      1993) of American Express
                                      Company (travel and financial
                                      services company)(7)
----------------------------------------------------------------------------
David K.P. Li                     59  Chairman and Chief Executive    1993
 Audit and Corporate Governance       Officer, The Bank of East
 Committees                           Asia, Limited(8)
----------------------------------------------------------------------------
Jane C. MacElree                  68  Director of the Company         1996
 Compensation and Corporate
 Governance Committees
----------------------------------------------------------------------------
Frank N. Newman                   55  Chairman, President and Chief   1997
 Audit and Corporate Governance       Executive Officer, Bankers
 Committees                           Trust New York Corporation and
                                      Bankers Trust Company. Prior
                                      to September 1995, Deputy
                                      Secretary of the United States
                                      Treasury and prior to February
                                      1993, Vice Chairman and Chief
                                      Financial Officer of
                                      BankAmerica Corporation.......
----------------------------------------------------------------------------
James H. Ottaway, Jr.             60  Senior Vice President of the    1987
                                      Company
----------------------------------------------------------------------------

(1) Mr. Araskog is a director of Alcatel Alsthom CGE, SA, The Hartford Finan-cial Services Group, Inc., ITT Industries, Inc., ITT Educational Services, Inc., Rayonier Inc. and Shell Oil Company.

(2) Mr. Hockaday is a director of Ford Motor Company, Sprint Corporation and UtiliCorp United, Inc.

(3) During 1997, Akin, Gump, Strauss, Hauer & Feld, the law firm of which Mr. Jordan is a senior partner, rendered certain legal services to the Company. The Company expects that this law firm will continue to render legal services to the Company in 1998.

(4) Mr. Jordan is a director of American Express Company, Bankers Trust Compa-ny, Bankers Trust New York Corporation, Callaway Golf Company, Chancellor Me-dia Corporation, J.C. Penney Company, Inc., Revlon, Inc., Ryder Systems, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation.

(5) Karen Elliott House, President/International Group of the Company and the spouse of Mr. Kann, received a salary and bonus in 1997 of $400,000. An aggre-gate of $75,729 was contributed to Ms. House's account under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of 1997. Ms. House received a payout for 1997 of 1,400 shares of Com-mon Stock with a fair market value as of January 21, 1998 of $71,925 under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year perfor-mance period 1994-1997. Ms. House also received contingent stock rights and stock options under the Dow Jones 1997 Long Term Incentive Plan. Ms. House's compensation is set by the Compensation Committee of the Board of Directors.

(6) Mr. Steere is a director of Minerals Technologies Inc. and Texaco Inc.

(7) Mr. Golub is a director of Campbell Soup Company.

(8) Mr. Li is a director of CBS Corporation, Campbell Soup Company, Hong Kong Telecommunications Limited, The Bank of East Asia, Limited, The Hong Kong & China Gas Company Limited, Sime Darby Hong Kong Limited and South China Morn-ing Post (Holdings) Limited.

              ---------------------------------------------------

During 1997 the Board of Directors met eight times, the Executive Committee met three times, the Audit Committee met four times, the Compensation Commit-tee met five times and the Corporate Governance Committee met two times. In 1997 the fee for each Board meeting attended was $1,200; the fee for each com-mittee meeting attended was $1,000; and the annual fee for each committee chairman was $3,000.

  At its November 1996 meeting the Board of Directors terminated the retire-ment plan for non-employee directors, effective immediately after the 1997 An-nual Meeting. In order to begin to increase the proportion of directors' stock-based compensation, the Board of Directors at the same meeting lowered the cash component of the annual director's fee from $26,000 to $20,000 and adopted a deferred stock equivalent compensation plan for non-employee direc-tors so as to provide a means to grant compensation based on shares of Common Stock ("stock equivalents") (and also to keep total directors' compensation competitive in light of the elimination of retirement benefits). All of these changes became effective immediately after the 1997 Annual Meeting. In 1998, the cash component of the annual director's fee and the fees for attending Board and committee meetings and for serving as a committee chairman will re-main the same as in 1997.

  Under the directors' deferred stock equivalent compensation plan, each non-employee director is credited with $20,000 worth of stock equivalents per year. Such stock equivalents are credited quarterly (since the 1997 Annual Meeting), and the number thereof are determined at the market price of the Company's Common Stock on the last business day of the quarter in question.

  From time to time Board members are invited to attend meetings of Board com-mittees of which they are not members; in such cases, such Board members re-ceive a committee meeting fee. Employees of the Company or its subsidiaries who are directors do not receive director's, committee or committee chairman's fees.

  Directors may elect to defer receipt, in whole or in part, of any of their fees payable in cash. Deferred amounts will, at the electing director's op-tion, either be credited to an interest bearing account or be deemed to be in-vested in shares of Common Stock (i.e., stock equivalents) at the market price on the last business day of the month in which the deferred amount in question would have otherwise been received. Deferred cash amounts will be paid in cash, in a lump sum or in the form of annuity, as the director may elect. De-ferred stock equivalent amounts will be paid in cash (in a lump sum or in the form of an annuity) or shares of Common Stock (in up to fifteen annual in-stallments), or a combination of cash and Common Stock, as the director may elect.

  Non-employee directors who retired at or prior to the 1997 Annual Meeting will continue to receive benefits under the Company's retirement program for directors. Any such director who served for five years or more is entitled to receive an annual amount equal to the annual fee payable at the time of re-tirement. The fee will be payable for the lesser of 15 years or the number of years the director served. Upon the death of an eligible director, 75% of the annual amount is payable to his or her estate or designated beneficiary for the remaining payment term. Amounts previously accrued under the retirement plan by directors who continued to serve on the Board after the 1997 Annual Meeting were added to such directors' deferred compensation accounts and cred-ited to cash or stock equivalent accounts as specified by the individual di-rectors.

  During 1997 all directors of the Company attended at least 75% of the aggre-gate meetings of the Board and committees on which they served, except Mr. Golub, who attended 67% of such meetings.

  The Audit Committee makes recommendations to the Board regarding the engage-ment of the Company's independent auditors and considers the range of audit and nonaudit fees. It also reviews the work of the Company's internal audi-tors, meets with the independent auditors to review and approve the scope and results of their professional services, and reviews the procedures for evalu-ating the adequacy of the Company's internal controls.

  The Compensation Committee reviews remuneration arrangements for the Company's senior management (including employee benefit plans in which execu-tive officers are eligible to participate), makes recommendations to the Board and grants options and other benefits under some of such plans.

  The Corporate Governance Committee (formerly the Nominating Committee) rec-ommends to the Board of Directors the persons to be nominated by the Board for election as directors of the Company. Stockholders desiring to recommend nomi-nees should submit their recommen- dations in writing to Peter G. Skinner, Secretary, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281. Recommendations should include pertinent information concerning the proposed nominee's background and experience. The Corporate Governance Commit-tee also considers and makes recommendations to the Board of Directors con-cerning the size and composition of the Board and considers from time to time the current Board committee structure and membership.

              ---------------------------------------------------

EXECUTIVE COMPENSATION

The following tables and report provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the five most highly compensated senior policy making executives of the Company.

                          SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION  LONG-TERM COMPENSATION
---------------------------------------------------------------------------------------------
                                                         AWARDS      PAYOUTS
---------------------------------------------------------------------------------------------
                                                                    LONG-TERM
                                                                    INCENTIVE    ALL OTHER
                                                       OPTIONS (#) PAYOUTS ($)    COMPEN-
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($)     (1)         (2)     SATION ($) (3)
---------------------------------------------------------------------------------------------
Peter R. Kann, Chairman      1997  $735,000  $190,000    31,800     $282,562      $180,017
 of the Board, Chief         1996  $715,000  $380,000    40,000     $234,525      $210,850
 Executive Officer and       1995  $680,000  $445,000    14,800     $507,938      $220,207
 Director
---------------------------------------------------------------------------------------------
Kenneth L. Burenga,          1997  $590,000  $140,000    16,900     $190,088      $113,472
 President, Chief Oper-      1996  $550,000  $270,000    22,500     $198,750      $156,999
 ating Officer and Director  1995  $520,000  $310,000    10,200     $358,313      $161,548
---------------------------------------------------------------------------------------------
Carl M. Valenti,             1997  $453,000  $130,000     9,000     $128,438      $112,081
 Senior Vice President       1996  $440,000  $155,000    12,900     $135,150      $112,940
                             1995  $422,000  $220,000     7,300     $255,938      $124,166
---------------------------------------------------------------------------------------------
Peter G. Skinner,            1997  $435,000  $153,000    10,700     $148,988      $113,074
 Senior Vice President       1996  $410,000  $165,000    14,200     $147,075      $109,023
                             1995  $381,000  $205,000     7,300     $220,500      $113,032
---------------------------------------------------------------------------------------------
James H. Ottaway, Jr.,       1997  $391,000  $178,000    10,300     $128,438      $109,300
 Senior Vice President       1996  $376,000  $160,000    12,900     $135,150      $101,386
 and Director                1995  $361,000  $160,000     5,500     $196,875      $100,107
---------------------------------------------------------------------------------------------

(1) In addition to stock option grants, the indicated executives were granted contingent stock rights under the Dow Jones 1997 Long Term Incentive Plan. The contingent stock rights granted during the most recently completed fiscal year are reported in the long-term incentive plan table on page 14.

(2) The payouts shown in the table for 1997 reflect the fair market value as of January 21, 1998 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year per-formance period 1994-1997. The payouts shown in the table for 1996 reflect the fair market value as of January 15, 1997 of the Final

Awards made to the indicated executives under the Dow Jones 1992 Long Term In-centive Plan in respect of the four-year performance period 1993-1996. The payouts shown in the table for 1995 reflect the fair market value as of Janu-ary 17, 1996 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year perfor-mance period 1992-1995. The 1992 Long Term Incentive Plan was replaced in 1997 by the Dow Jones 1997 Long Term Incentive Plan.

(3) The amounts referred to in the table above under "All Other Compensation" consist of the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of the years indicated. With respect to amounts contributed in 1997, the Internal Revenue Code limits the allocation of the annual Company contribution for the benefit of any individual account under a qualified profit sharing plan to the amount which would be contributed to such individual account based on maximum annual compensation of $160,000, but permits under a supplemental plan an additional allocation by the Company to such individual equal to the additional amount which would otherwise have been allocated to him or her under the qualified plan had there been no lim-its. Executive officers may elect to have the amounts allocated to their ac-counts under the Supplementary Benefit Plan deemed to be invested in shares of Common Stock. With respect to 1997, such amounts were deemed to be invested at the closing price of the Common Stock on the first business day of 1998. With respect to 1997, the Company has allocated the following amounts to the ac-counts of the indicated executives under the Profit Sharing Retirement Plan:
Mr. Kann--$28,303; Mr. Burenga--$28,303; Mr. Valenti--$28,303; Mr. Skinner--
$28,303; Mr. Ottaway--$28,303. The Company has also allocated the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 1997: Mr. Kann--$151,714; Mr. Burenga--$85,169; Mr. Valenti--$83,778; Mr. Skinner--$84,771; Mr. Ottaway--$80,997.

                             OPTION GRANTS IN 1997

                                      INDIVIDUAL GRANTS
                         -------------------------------------------
                                    % OF TOTAL                       POTENTIAL REALIZABLE VALUE
                         NUMBER OF   OPTIONS    EXERCISE               AT ASSUMED ANNUAL RATES
                         SECURITIES GRANTED TO     OR                      OF STOCK PRICE
                         UNDERLYING EMPLOYEES  BASE PRICE              APPRECIATION OVER STOCK
                          OPTIONS   IN FISCAL  ($/SHARE)  EXPIRATION       OPTION TERM(3)
          NAME           GRANTED(1)    YEAR       (2)        DATE         5%            10%
------------------------------------------------------------------------------------------------
Peter R. Kann...........   31,800      2.6%      $50.75    11/26/07  $   1,015,056 $   2,571,984
Kenneth L. Burenga......   16,900      1.4%      $50.75    11/26/07  $     539,448 $   1,366,872
Carl M. Valenti.........    9,000      0.7%      $50.75    11/26/07  $     287,280 $     727,920
Peter G. Skinner........   10,700      0.9%      $50.75    11/26/07  $     341,544 $     865,416
James H. Ottaway, Jr. ..   10,300      0.8%      $50.75    11/26/07  $     328,776 $     833,064
------------------------------------------------------------------------------------------------

(1) One-third of the stock options will become exercisable on November 26, 1998, another one-third will become exercisable on November 26, 1999, and the remainder will become exercisable on November 26, 2000.

(2) The exercise price of the stock options is $50.75 per share, the fair mar-ket value of the Common Stock on November 26, 1997, the date on which the stock options were granted.

(3) These amounts represent gains based on assumed rates of appreciation over the entire ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and the continued employment of the optionee through the vesting period.

                      AGGREGATED OPTION EXERCISES IN 1997
                          AND YEAR-END OPTION VALUES

                                                                             VALUE OF UNEXERCISED IN-
                                                        TOTAL NUMBER OF                THE-
                                                    UNEXERCISED OPTIONS AT       MONEY OPTIONS AT
                                                     DECEMBER 31, 1997 (#)   DECEMBER 31, 1997 ($)(1)
                                                   ------------------------- -------------------------
                            SHARES
                         ACQUIRED ON     VALUE
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------------------------------------------------------------------------------------
Peter R. Kann...........    1,969       $21,413      153,385      51,800     $2,878,276    $479,663
Kenneth L. Burenga......      --            --       103,368      28,150     $1,929,197    $266,910
Carl M. Valenti.........      --            --        71,641      15,450     $1,315,507    $151,004
Peter G. Skinner........    1,422       $13,510       62,230      17,800     $1,164,069    $168,550
James H. Ottaway, Jr. ..    3,266       $54,706       63,699      16,750     $1,219,470    $154,822
------------------------------------------------------------------------------------------------------

(1) This represents the difference between the closing price of the Company's Common Stock on December 31, 1997 ($53.6875) and the exercise price of the op-tions.


                   LONG-TERM INCENTIVE PLAN--AWARDS IN 1997

                                                          PERFORMANCE OR OTHER
                                 NUMBER OF SHARES, UNITS PERIOD UNTIL MATURATION
              NAME                 OR OTHER RIGHTS(1)           OR PAYOUT
--------------------------------------------------------------------------------
Peter R. Kann...................         12,500                1998--2001
Kenneth L. Burenga..............          6,625                1998--2001
Carl M. Valenti.................          3,550                1998--2001
Peter G. Skinner................          4,225                1998--2001
James H. Ottaway, Jr. ..........          4,050                1998--2001
--------------------------------------------------------------------------------

(1) The long-term incentive plan awards are contingent stock rights granted under the Dow Jones 1997 Long Term Incentive Plan. Each contingent stock right gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the "Initial Award") following completion of a 4-year performance period. The number of shares ultimately received (the "Final Award") will depend on the extent to which the performance criteria are achieved during the 4-year performance period, the participant's individual performance and other factors. Participants may elect, subject to the approval of the Compensation Committee, to receive all or a portion of their Final Awards in cash, or Common Stock, or a combination of both. If a participant elects to receive all or a portion of the Final Award in cash, the amount of cash will equal the closing price of the Common Stock on the date of the Final Award multiplied by the number of shares of Common Stock as to which the elec-tion is being made.

  During the performance period relating to each right, the Compensation Com-mittee may adjust the performance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder is en-titled to receive as "dividend equivalents" an amount equal to the cash divi-dends that the holder would have received if the holder had owned the number of shares of Common Stock covered by the Initial Award during the entire per-formance period.

  At December 31, 1997, Mr. Kann held contingent stock rights covering a total of 66,800 shares; Mr. Burenga--41,725 shares; Mr. Valenti--27,950 shares; Mr. Skinner--26,625 shares; and Mr. Ottaway--23,650 shares. At December 31, 1997, the fair market value of the Common Stock subject to such rights was as follows: Mr. Kann--$3,586,325; Mr. Burenga--$2,240,111; Mr. Valenti--
$1,500,566; Mr. Skinner--$1,429,430; and Mr. Ottaway--$1,269,709.

  The Final Award ultimately received may be less than or equal to the numbers set forth above. It is expected that fully satisfactory competitive performance (as judged by the Compensation Committee in its dis-cretion at the time of the payouts) would be competitively rewarded if the Fi-nal Award approximated 80% of the amounts set forth above. Exceptional perfor-mance would support a Final Award in excess of 80% of the amounts set forth above but in no event more than 100% of such amounts.

              ---------------------------------------------------

CARL M. VALENTI RETIREMENT AGREEMENT

Mr. Valenti will retire from the Company, effective March 31, 1998, and has agreed to provide consulting services to the Company during the period from April 1, 1998 through December 31, 1999. He has also agreed to refrain from engaging in any business activity that is competitive with the business of the Company and its subsidiaries. In consideration for performance of his consult-ing and non-competition obligations, the Company will pay Mr. Valenti an ag-gregate of $792,750 in 21 equal monthly installments of $37,750 commencing on April 1, 1998 and ending on December 1, 1999. In addition, the Company will credit Mr. Valenti's deferred compensation account with an amount equal to the amounts he would have received under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan had he been an employee of the Company and continued to receive a salary at his 1997 rate between April 1, 1998 and December 31, 1999.

              ---------------------------------------------------

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee and its Program

The Committee consists of five non-employee directors. It generally meets five times a year. The Compensation Committee's objective is to establish and ad-minister a "total compensation program" that fairly and competitively rewards Dow Jones executives for current and long-term performance that enhances stockholder value. The purpose of this report is to explain the Company's ex-ecutive compensation program and the operation of the Compensation Committee.

Elements of Compensation Program Considered by the Committee

The Committee gives special attention to the total compensation of the chief executive officer (Mr. Kann), and certain other members of senior management. We consider four elements of compensation: (1) annual salary; (2) annual in-centive award (or bonus); (3) long-term incentive compensation; and (4) re-tirement and other compensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews competitive compensa tion and performance studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to establish and administer a sound competitive compensation program. As was the case for 1996, the competitive universe that we primarily consider includes the five largest newspaper publishers in the Dow Jones Media/Publishing Index (the "Company's peer group") (see page 18), but we also review data on general industry trends and, from time to time, certain other public companies which compete with one or more of the Company's business segments, such as Reuters PLC.

  We believe that it is difficult to forecast in detail all future develop-ments that will be relevant to evaluating long-term executive performance. For that reason our long-term compensation program has vested substantial discre-tion in the Committee to decide on awards to be made after evaluating actual Company, business unit and individual performance. With regard to annual in-centive awards, however, the Committee, in working with management and its outside compensation consultant, has deter-mined that a substantial portion of executives' awards will be based on the achievement of certain pre-determined financial objectives. For the named ex-ecutive officers, a substantial portion of their annual incentive awards will be based on the achievement of these pre-determined financial objectives and the balance will be based on the achievement of strategic goals and individual performance. The Committee has retained some measure of discretion under the annual incentive award program because it believes that it is somewhat diffi-cult to forecast in detail all future developments that will be relevant to an evaluation of short-term executive performance.

  Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and certain other executives (i.e., those whose compensation must be detailed in the proxy statement). The law exempts compensation paid under plans that re-late compensation to performance. Although our plans are designed to relate compensation to performance, certain elements of them do not meet the tax law's requirements because they allow the Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in the Company's compensation program to take account of the tax law. However, the Committee is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction. For 1997 the deductibility of certain compensation paid to Mr. Kann was affected by this limitation.

Committee Reporting

The Committee makes full reports to the Board of Directors, which approves the structure and general administration of the compensation program. The Board reviews the specific compensation awards for the chief executive officer and each of the other four executives whose compensation is described in the proxy statement.

  In 1997 the chief executive officer's salary was $735,000, an increase of $20,000 from his 1996 salary of $715,000. The 1997 salaries for all the five officers listed in the table on page 12 were set after evaluating their indi-vidual contribution and performance and the value of their jobs in the market-place based on a review of the competitive compensation guidelines that were developed with advice from our outside compensation consultants.

  For 1997 Mr. Kann was granted a bonus of $190,000. That represented a 50% decrease from his 1996 bonus of $380,000. In determining the bonuses for Mr. Kann and the other officers listed in the table, we compared the Company's re-sults to those of companies with operations similar to ours (e.g., those in the Company's peer group and Reuters) and considered the performance of indi-vidual operating units of the Company, including the 37% increase in operating income for the business publishing segment and the continued loss of revenues and market share by Dow Jones Markets (formerly Dow Jones Telerate), and the contributions of the individual executives. The reduced bonus awards for 1997 reflect the Committee's view that despite the positive results at certain of the Company's business units during 1997, the Company's performance overall was less than fully satisfactory, due mainly to the results at Dow Jones Mar-kets. The varying levels of salary and bonus for each of the executives also reflect differences in their relative responsibilities.

  We awarded long-term compensation to the chief executive officer and other members of senior management in January 1998 under the Company's 1992 Long Term Incentive Plan. The Final Awards covered performance for the period 1994-1997 and were made after reviewing the Company's financial performance (in-cluding total stockholder return, return on equity, earnings growth, profit margins, and other financial criteria, such as the Company's performance rela-tive to other newspaper and information services companies). We also consid-ered progress toward achieving other Company objectives (quality of Dow Jones' publications and services, development of products and services for a global marketplace, quality of customer service and level of customer satisfaction, development of human resources, including the recruitment and advancement of women and minorities, promotion of teamwork throughout the Company, and com-mitment to innovative products and services). And, finally, we considered each individual executive's responsibility and performance. Overall, the Committee determined that performance for the 1994-1997 period was less than fully satisfactory. In the case of the 1994 Initial Award, it was expected that fully satisfactory com-petitive performance would be competitively rewarded if the Final Award ap-proximated the number of shares in the Initial Award. Exceptional performance would support a Final Award in excess (up to 125%) of the Initial Award.

  Final Awards were made in January 1998 to Mr. Kann and the other executives named in the table on page 12 in amounts approximating 36% to 55% of their 1994 Initial Awards. Mr. Kann's Final Award was 5,500 shares of Common Stock, and constituted approximately 40% of his Initial Award. That represented a de-crease of 400 shares from the 1996 Final Award. The net number of shares of Common Stock received in January 1998 by Mr. Kann, after tax withholding, amounted to 3,464. All of the executives named in the table on page 12 also received their Final Awards in the form of Common Stock. The fair market value of Mr. Kann's 1994-1997 Final Award was $282,562, which is approximately 20% higher in value than the 1996 award of $234,525, despite the fact that fewer shares were awarded. This increase is attributable to the increase in the value of Company stock from $39.75 on January 15, 1997 (last year's award date) to $51.375 on this year's award date, January 21, 1998.

  In late 1997 we granted members of senior management contingent stock rights and stock options under the 1997 Long Term Incentive Plan for the 1998-2001 performance period. These grants were estimated by our outside compensation consultants to be at the median of industry practice and somewhat below the median award opportunity of the companies in the Company's peer group. The grants tie a significant portion of each senior executive's potential compen-sation to the Company's long-term objectives and to the market value of the Company's stock. The Committee will determine the actual number of shares of stock payable to an executive under the contingent stock rights at the end of the performance period, based on the financial and non-financial criteria de-scribed in the immediately preceding paragraph.

  The Committee believes that the number of contingent stock rights and stock options granted to individual executives should be set annually by the Commit-tee after consultation with its consultants on competitive compensation lev-els. Accordingly, the Committee does not base the amount of stock option or contingent stock rights to be granted in any given year on the amounts previ-ously granted.

  The Committee reaffirms its view that salaries and bonus and other incentive compensation opportunities for the senior executives of the Company generally should not deviate substantially from the median of the competitive guidelines developed with the advice of our consultant and that, particularly with re-spect to long-term incentive compensation, it is important that the Committee have a substantial degree of discretion as to the actual amounts paid. The Committee believes that the compensation levels for the chief executive offi-cer and other senior executives reflect these criteria and are appropriate given performance during the periods covered.

Irvine O. Hockaday, Jr., Chairman
Christopher Bancroft
Jane C. MacElree
James Q. Riordan
William C. Steere, Jr.

              ---------------------------------------------------

                        COMPARISON OF STOCKHOLDER RETURN

The following line graph compares the performance of the Company's Common Stock during the five-year period ended December 31, 1997 with the Standard & Poor's 500 Stock Index ("S&P 500") and two published industry indices. The S&P 500 in-cludes 500 U.S. companies in the industrial, transportation, utilities and fi-nancial sectors and is weighted by market capitalization. Prior to this year, the Company used the Standard & Poor's Publishing/Newspapers Index for compara-tive purposes. However, in 1997, Standard & Poor's removed the Company from this index, and included the Company in the S&P Publishing Index, together with Meredith Corporation, McGraw-Hill Companies Inc. and The Times Mirror Company.

  The Company believes the S&P Publishing Index is less meaningful for compara-tive purposes and accordingly has adopted a new industry index, the Dow Jones Media/Publishing Index. The Dow Jones Media/Publishing Index, which is also weighted by market capitalization, includes, in addition to the Company, the following twelve publishing companies: A.H. Belo Corp., American Greetings Corp., E.W. Scripps Co., Gannett Co., Inc., Knight-Ridder, Inc., Lee Enter-prises Inc., McGraw-Hill Companies Inc., Reader's Digest Assn. Inc., The New York Times Company, The Times Mirror Company, Tribune Company, and The Washing-ton Post Company.

                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                   Dow Jones Media/
   Dow Jones & Co. vs. S&P 500 vs. Publishing Index vs. S&P Publishing Index

Measurement period                              Dow Jones Media/  S&P Publishing
(Fiscal year covered) Dow Jones & Co.  S&P 500  Publishing Index  Index
--------------------- ---------------  -------  ----------------  --------------
Measurement PT -
    12/31/92            $ 100          $ 100          $ 100            $ 100
FYE 12/31/93            $ 136          $ 110          $ 112            $ 127
FYE 12/31/94            $ 121          $ 112          $ 108            $ 122
FYE 12/31/95            $ 159          $ 153          $ 132            $ 158
FYE 12/31/96            $ 139          $ 189          $ 153            $ 160
FYE 12/31/97            $ 225          $ 252          $ 226            $ 236

  For purposes of the graph, it was assumed that $100 was invested in the Company's Common Stock, the S&P 500, the Dow Jones Media/Publishing Index and the S&P Publishing Index at closing prices on December 31, 1992. Dividends are assumed to be reinvested on the ex-dividend date with respect to the Company's Common Stock, the S&P 500 and the Dow Jones Media/Publishing Index and monthly with respect to the S&P Publishing Index.

                -----------------------------------------------

ADOPTION OF THE DOW JONES 1998 EMPLOYEE STOCK PURCHASE PLAN

At the 1998 Annual Meeting the stockholders will be requested to adopt the Dow Jones 1998 Employee Stock Purchase Plan, which is set forth in Appendix A and which was unanimously approved by the Board of Directors on February 18, 1998, subject to its adoption by the stockholders. If the Employee Stock Purchase Plan is adopted by the stockholders at the Annual Meeting, it will be effec-tive as of April 15, 1998.

  The 1998 Employee Stock Purchase Plan provides for the setting aside of an aggregate of 2,000,000 shares of Common Stock (subject to adjustment for stock splits or other changes in the Common Stock) for purchase by regular employees of the Company and its designated subsidiaries who have been employed at least two years or such shorter period as the Company shall specify. The Board of Directors believes the 1998 Employee Stock Purchase Plan will provide a conve-nient method for the Company's employees to purchase Common Stock, encourage such employees to continue in the employ of the Company and motivate them to exert their best efforts on behalf of the Company and its subsidiaries. The 1998 Employee Stock Purchase Plan is substantially similar to its predecessor, the Dow Jones 1990 Employee Stock Purchase Plan. The latter plan, approved by the stockholders at the 1990 Annual Meeting, no longer has enough shares available for issuance to meet expected needs for this year's offering.

  Shares of Common Stock will be offered pursuant to the Plan from time to time on behalf of the Company by the Board of Directors. The Board determines the terms and conditions of each offering, including the period of each offer-ing (the "Purchase Period"), and the subsidiaries of the Company whose employ-ees may participate in an offering. The number of shares which may be pur-chased by any employee is based upon his annual rate of compensation (exclud-ing overtime, bonuses, incentive compensation and contributions made to any employee benefit plan maintained by the Company or any subsidiary). The Plan provides that the number of shares offered to any employee during such offer-ing shall be not less than five shares nor more than such number of shares as shall have a fair market value, determined as of the first day of the Purchase Period, of $25,000.

  Purchases under the Plan may be made through either automatic payroll deduc-tions or lump sum cash payments. Any employee who purchases shares by means of payroll deductions may cancel his or her election to purchase shares under the Plan by delivering written notice to the Company not less than two weeks prior to the last day of the Purchase Period. The price at which the shares may be purchased in any offering under the Plan shall be the lower of: (a) 85% of the fair market value of the stock on the first day of the Purchase Period and (b) 85% of the fair market value of the stock on the date the option is exercised.

  Under the 1998 Plan, an employee will generally only be subject to tax when he or she makes a disposition of the Common Stock, provided the employee (i) remains an employee from the commencement of the Purchase Period through three months prior to the date of exercise and (ii) refrains from disposing of Com-mon Stock purchased under the Plan for a period of two years from the com-mencement of the applicable Purchase Period and one year from the date of transfer of such stock to him or her. An employee will also be subject to tax if the employee dies while owning such stock. Upon such a disposition or death there will be included in the employee's gross income an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of such disposition or death over the purchase price or (ii) the excess of the fair market value of the stock at the commencement of the Purchase Period over the purchase price computed as if the stock had been purchased on the first day of the Purchase Period. Any such amount included in the employee's gross income will be treated as ordinary income. The employee's basis in the stock will be increased by the amount of ordinary income recognized and any remain-ing gain upon such a disposition is generally treated as long-term capital gain subject to a maximum federal income tax rate of 28% if the stock has been held more than 12 months and not more than 18 months, and at a maximum federal income tax rate of 20% if the stock has been held more than 18 months. Any loss upon such a disposition will generally be treated as long-term capital loss. The Company will not be entitled to a federal income tax deduction if the employee qualifies for the above-described tax treatment.

  If an employee fails to meet the employment condition or makes a disposition of Common Stock before the expiration of the time period described above, then ordinary income will be recognized by the employee in the year of purchase if such employment condition is not met or in the year of making such a disposi-tion. The amount of ordinary income recognized will be equal to the excess of the stock's fair market value on the date of purchase over its purchase price. The employee's basis in the stock will equal the sum of the purchase price and the amount of ordinary income recognized. Any addi tional gain or any loss re-alized upon a disposition of the Common Stock will be treated as long or short-term capital gain or loss, depending upon the holding period. The Com-pany will be entitled to a corresponding deduction in the year in which the employee recognizes ordinary income.

  The 2,000,000 shares of Common Stock which would be available under the 1998 Stock Purchase Plan represent approximately 2.0% of the shares outstanding at the close of business on February 20, 1998.

  An affirmative vote of a majority of the votes cast by holders of shares of Common Stock and the Class B Common Stock present and voting together at the 1998 Annual Meeting is required to adopt the Dow Jones 1998 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE DOW JONES 1998 EMPLOYEE STOCK PURCHASE PLAN.
              ---------------------------------------------------

ADOPTION OF THE DOW JONES 1998 STOCK OPTION PLAN

At the 1998 Annual Meeting the stockholders will be requested to adopt the Dow Jones 1998 Stock Option Plan, which is set forth in Appendix B and which was unanimously approved by the Board of Directors on February 18, 1998, subject to its adoption by the stockholders. If the Stock Option Plan is adopted by the stockholders at the Annual Meeting, it will be effective as of April 15, 1998. The Stock Option Plan is substantially similar to its predecessor, the Dow Jones 1991 Stock Option Plan. The latter plan, adopted by the stockholders at the 1991 Annual Meeting, no longer has enough shares available for issuance upon exercise of options expected to be needed this year to make competitive grants.

  The Board of Directors of the Company believes that the 1998 Plan, like the 1991 Plan, will enable the Company to attract and retain persons of ability as key employees of the Company and its subsidiaries, and motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company currently intends to grant options under the 1998 Plan primarily to middle management employees who are not eligible to participate in the Dow Jones 1997 Long Term Incentive Plan. The number of employees to whom options under the 1998 Plan may be granted is anticipated to be approximately 750. The 1998 Plan provides for the grant of options on 3,000,000 shares of Common Stock (subject to adjustment for stock splits or other changes in the Common Stock); shares issued upon exercise of options may be authorized and unissued shares or treasury shares.

  Options under the 1998 Plan must expire not later than ten years after their grant, except that "incentive stock options" granted to owners of 10% or more of the outstanding Common Stock must expire not later than five years after their grant. The exercise price must be at least equal to the fair market value (but not less than the par value) of the Common Stock on the date of grant and must be paid to the Company at the time of exercise either (i) in cash (including the proceeds of a "cashless exercise" with the assistance of a broker), (ii) by delivering Common Stock already owned by the optionee and having a total fair market value on the date of delivery equal to the exercise price or (iii) by delivering a combination of cash and Common Stock having a total fair market value on the date of delivery equal to the exercise price. Each option will be evidenced by an agreement incorporating the terms and con-ditions of the 1998 Plan. During the lifetime of the optionee an option may be exercised only by such person.

  If the 1998 Plan is adopted by the stockholders, the Compensation Committee, consisting of not less than two directors each of whom qualifies as an "out-side director" within the meaning of Section 162(m) of the Internal Revenue Code and as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, will administer the Plan, including the designation of those employees to whom options are to be granted, the number of shares to be covered by such options, the exercise price and other terms of such options.

  The Committee may from time to time, with the consent of the optionee, can-cel all or any portion of any option granted under the 1998 Plan and pay the optionee shares of Common Stock or cash, or any combination thereof as the Committee may determine, in an amount equal to the difference between the ag-gregate fair market value of the shares subject to the portion of the option so canceled at the time of the cancellation and the aggregate purchase price of such shares under the option. In the event of such a cancellation, the num-ber of shares as to which such option was canceled shall not become available for use under the Plan.

  The 3,000,000 shares of Common Stock which would be available under the 1998 Plan represent approximately 3.0% of the shares outstanding at the close of business on February 20, 1998.

  Generally, at the time of exercise of a "nonqualified option," any excess of the fair market value of the stock on the date of exercise over the exercise price will be treated as ordinary income for federal income tax purposes. Any cash or the fair market value of shares of Common Stock received upon the can-cellation of options will also be treated as ordinary income. The Company will be entitled to an income tax deduction for such amount at the time the optionee includes such amount in income. At the time of the sale of any shares received upon exercise of a nonqualified option or cancellation of an option, the difference, if any, between the amount the optionee receives from the sale of the shares and the fair market value of the shares on the date of such ex-ercise or cancellation will be treated as long-term or short-term capital gain (or loss) depending on whether he or she has then held the shares for more than one year from the date of such exercise or cancellation. Long-term capi-tal gain will be subject to a maximum federal income tax rate of 28% if the stock has been held more than 12 months and not more than 18 months, and to a maximum federal income tax rate of 20% if the stock has been held more than 18 months.

  Optionees generally will not be subject to income tax upon their exercise of an "incentive stock option". However, any excess of the fair market value of Common Stock on the date the option is exercised over the option exercise price will be included in the calculation of the optionee's alternative mini-mum taxable income, which may subject him or her to the alternative minimum tax of up to 28%. The portion of any such alternative minimum tax attributable to the exercise of an incentive stock option can be credited against the optionee's regular tax liability in later years to the extent that in any such year his or her regular tax liability exceeds the alternative minimum tax. If the optionee later sells the shares he or she received upon exercising the op-tion at least two years after the option was granted and after having held the shares for at least one year, the optionee will incur a long-term capital gain (or loss) on the sale equal to the difference between the sales proceeds and the exercise price. In the event of such a sale, no amount will be taxable as ordinary income, and the Company will not be entitled to any income tax deduc-tion.

  If, however, the optionee sells the incentive stock or applies it to the ex-ercise of another incentive stock option before the expiration of the one-year holding period or less than two years after the option was granted, he or she must report as ordinary income in the year of such disposition the amount by which the lesser of (i) the fair market value of the stock on the exercise date, or (ii) the amount realized on disposition of the stock, exceeds the ex-ercise price. In addition, the excess, if any, of the amount realized on such a disposition over the stock's fair market value on the date of exer-cise will be treated as long-term or short-term capital gain, depending on the period of time the stock has been held. In the event of such a "disqualifying disposition," the Company will be entitled to an income tax deduction equal to the amount included as ordinary income by the optionee.

  If the 1998 Plan is adopted by the stockholders, the Board of Directors may amend or discontinue it at any time. However, without approval by the stock-holders no such amendment may, except in the case of stock splits or other changes in the Common Stock, (i) increase the number of shares with respect to which options may be granted, (ii) permit granting options exercisable at a price less than that described above or (iii) permit the extension or granting of options which expire later than ten years after their grant.

  An affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock present and voting together at the 1998 Annual Meeting is required to adopt the Dow Jones 1998 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE DOW JONES 1998 STOCK OPTION PLAN.
              ---------------------------------------------------

APPROVAL OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

At its February meeting the Board of Directors unanimously recommended that the stockholders vote to approve the appointment of Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company for 1998. Coopers & Lybrand have been the auditors for many years. Stockholder approval of the appointment of such firm as auditors will be requested at the 1998 An-nual Meeting. Representatives of Coopers & Lybrand will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
              ---------------------------------------------------

STOCKHOLDER PROPOSAL 1

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who holds of record 90 shares of Common Stock and 30 shares of Class B Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

  RESOLVED: "That the stockholders of Dow Jones, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the nec-essary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

  Mrs. Davis has submitted the following statement in support of her proposal:

  "Many states have mandatory cumulative voting, so do National Banks.

  In addition, many corporations have adopted cumulative voting.

  If you AGREE, please mark your proxy FOR this resolution."

BOARD OF DIRECTORS' POSITION

The Board opposes Mrs. Davis' proposal because it believes that the existing class voting structure provides greater Board representation for holders of Common Stock than if all directors were elected as a single class with cumula-tive voting. This is because the holders of Common Stock currently account for approximately a quarter of the total votes outstanding but are en-titled to elect one-third of the directors to be elected at every annual meet-ing.

  The Company's certificate of incorporation and bylaws provide that at every meeting of stockholders called for the election of directors, holders of Com-mon Stock, voting separately as a class, are entitled to elect at least one-third of the number of directors to be elected. Thus for example, as a result of these provisions, holders of Common Stock will be entitled to elect two of the six Board members to be elected at this year's annual meeting.

  Adopting cumulative voting in place of the existing class voting structure would, in fact, cause holders of Common Stock to be entitled to elect fewer Board members. Based on the number of shares currently outstanding, if holders of Common Stock and Class B Common Stock voted together for six directors us-ing cumulative voting, holders of Common Stock would be ensured only one seat on the Board of Directors, instead of the two seats that they are entitled to under the existing class voting structure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.
              ---------------------------------------------------

STOCKHOLDER PROPOSAL 2

The Independent Association of Publishers' Employees ("IAPE"), which holds of record 55 shares of Common Stock and 10 shares of Class B Common Stock, has informed the Company that it intends to present to the meeting the following resolution:

  RESOLVED, that shareholders request the Board of Directors to take steps that may be necessary in accordance with state law, and without affecting the unexpired terms of previously elected directors, to declassify the Board of Directors so that all directors may be elected annually.

  IAPE has submitted the following statement in support of its proposal:

  The election of directors is the primary means by which shareholders may in-fluence corporate policies and hold management accountable for the implementa-tion of those policies. However, this avenue of influence is limited at Dow Jones & Co. where the Board is divided into three classes of directors, with staggered three-year terms.

  This means directors face election only once every three years. As a result, shareholders are deprived of the opportunity to hold two-thirds of the direc-tors accountable for their conduct during the past year.

  The need for Board accountability is compelling, given Dow Jones's dismal performance. On Nov. 19, 1997, Dow Jones said it would take "a very sizable charge," which would result in a "large net loss" for 1997, because "the value of Dow Jones Markets on our books no longer fully represents its true value as best we currently can determine it." The New York Times reported "analysts and other experts said . . . the loss could possibly reach $600 million or more."

  As Fortune magazine noted, the stock of Dow Jones, "down from its 1987 high of 561/4 . . . has missed the greatest bull market in history." (February 3, 1997, issue). Fortune said that "the litany of mistakes that Dow Jones manage-ment has made over the years -- selling its stake in Continental Cablevision in the 1980s; losing out to NBC for the Financial News Network; passing on the chance to control business news at CNN; and so on . . .(have) probably cost Dow Jones billions of dollars."

  Chief Executive, in its October 1997 issue, said: "The company's 1996 per-formance was weak, and its cumulative total return fell far below the S&P 500 and its peer group of publishing companies. For 10 years, Dow Jones has been the weakest performer in the publishing peer group."

  The Board bears ultimate responsibility for Dow Jones's poor performance. Strict accountability by the Board is important because, as Chief Executive reported, Dow Jones is in the category of companies that have "allowed their boards to deteriorate into do-nothing tribunals and have failed to serve the best interests of their share-holders."

  It should be noted that the current Board still includes two company execu-tives and five directors with family connections. As Fortune said, some direc-tors have been "content to collect dividends . . (and) rubber-stamp management requests . . ." Also, the 1997 proxy statement said Vernon Jordan attended only 60% of board and committee meetings in 1996, while David Li attended only 55% of such meetings; both are current directors.

  Annual elections of directors would help to make the Board more accountable to shareholders. And that could be a significant step toward improved corpo-rate performance.

BOARD OF DIRECTORS' POSITION

The Corporate Governance Committee of the Board of Directors intends to review a number of corporate governance matters during 1998, including the classified board structure. The Board believes that such a review should proceed in an orderly fashion and that, pending its outcome, this proposed resolution should not be adopted.

  The Company's stockholders adopted the staggered board structure in 1986 by approving an amendment to the Company's Certificate of Incorporation which provides that the Board of Directors be divided into three classes of direc-tors as nearly equal in number as possible, with each class serving a three-year term. That amendment also provides that an affirmative vote of more than 80% of the votes represented by the outstanding Common Stock and Class B Com-mon Stock, voting together, would be required to return to the annual election of directors.

  Substantially similar stockholder proposals seeking to declassify the Board have been presented at the 1987, 1988, 1993, 1994 and 1995 Annual Meetings and have been defeated by the vote of the Company's stockholders in each instance.

  While the Board of Directors believes that the classified board has served the Company well in the past, the Board also recognizes that such structures present legitimate issues of corporate governance. Accordingly, as noted above, the Board's Corporate Governance Committee plans to review the classi-fied board structure along with other corporate governance matters in 1998, and the Board recommends a vote against adoption of this proposed resolution pending the outcome of that review.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.
              ---------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of own-ership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regula-tion to furnish the Company with copies of all Section 16(a) reports they file.

  In 1991 the SEC completed an extensive revision of its rules in this area. In addition to increasing the number and kind of reports to be filed, the SEC has obliged companies to report in their proxy statements failures to file re-ports on a timely basis. The Company believes that the failures to file listed below were inadvertent.

  Based solely on its review of the copies of such forms received by the Com-pany, or written representations from certain reporting persons that no Form 5 annual reports were required for those persons, the Company believes that dur-ing 1997, all filing requirements under Section

16(a) of the Exchange Act applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with except that as of March 17, 1998 Mr. William C. Cox, Jr., Ms. Leslie Hill and Mrs. Jane C. MacElree had not yet filed their respective Form 5 annual reports reporting the deferred stock equivalents which they were credited with during 1997. The Company has been advised that such reports will be filed shortly.
              ---------------------------------------------------

CORPORATE GOVERNANCE

In 1997 the Board of Directors adopted the "Dow Jones & Company Principles of Corporate Governance." The Principles are listed below. Following adoption, the existing Nominating Committee assumed additional responsibilities and was renamed the Corporate Governance Committee. These Principles are being pub-lished in this proxy statement to inform stockholders of the Board's current thinking with respect to selected corporate governance issues considered to be of significance to stockholders. The Board will continue to assess the appro-priateness and efficacy of the Principles and it is likely that changes to the Principles will be considered from time to time.

DOW JONES & COMPANY PRINCIPLES OF CORPORATE GOVERNANCE

1. The principal duty of the Board of Directors and management of Dow Jones & Company is to assure that the company is well-managed in the interests of its shareholders. Dow Jones seeks to protect and preserve the independence and integrity of its products and services, including The Wall Street Jour-nal, on which the company's long-term prosperity depends.

2. Dow Jones is owned by its shareholders; the shareholders, in turn, elect the company's Board of Directors. The Board plays the central role in the company's governance; it is the company's decision-making authority on all matters except those reserved to the shareholders. The Board, in turn, se-lects the company's chief executive officer and approves the appointment of other members of senior management; senior management is charged with the conduct of the company's business.

3. The primary functions of the Board are:

   . review and, where appropriate, approval of the financial objectives, ma-jor strategies and plans, and major corporate actions of Dow Jones;

   . selection and evaluation of Dow Jones' chairman and chief executive of-ficer;

   .  determining senior management compensation;

   .  periodic review of management succession plans;

   . selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

   . review of the adequacy of the company's systems for compliance with all applicable laws and regulations, for safeguarding the company's assets and for managing the major risks it faces; and

   .  provision of advice and counsel to senior management.

4. It is the policy of Dow Jones that the Board should consist of a majority of "outside" directors. Consistent with this policy, and the underlying philosophy of promoting vigorous representation for shareholders, Dow Jones does not consider that anyone should be deemed an "inside" director by vir-tue of the size of his or her shareholdings, no matter how great. On the other hand, the company does consider any present or former member of se-nior management to be an "inside" director, no matter the extent of his or her shareholdings.

5. The number of directors shall not exceed a number that can function effi-ciently as a body. The Corporate Governance Committee (formerly the Nomi-nating Committee), in consultation with the chairman and CEO, considers and makes recommendations concerning the appropriate size and membership needs of the Board. The size of the Board will be not less than 10 nor more than 20 members; normally the number of directors will be approximately 15. The Corporate Governance Com-mittee also considers candidates to fill new Board positions created by ex-pansion and vacancies that occur by resignation, retirement or for any other reason.

6. Prospective members of the Board are selected for their character and wis-dom, judgment and integrity, business experience and acumen. The Corporate Governance Committee also seeks to have a variety of occupational and a di-versity of personal backgrounds represented on the Board. Directors are re-quired to retire from the Board at the annual meeting of shareholders fol-lowing their 70th birthday. Upon the adoption of these principles, no direc-tor who is an employee of the company shall be eligible for re-election as a director after the termination of his or her employment.

7. Upon election, directors receive a package of orientation materials and an extensive review of the company and its businesses from senior managers. In addition, Board members are encouraged to visit company facilities through-out their tenure on the Board.

8. All directors are expected to own stock in Dow Jones. The Compensation Com-mittee annually reviews the compensation of directors. The company believes that a substantial part of directors' compensation should be stock-based.

9. Because of the nature of the company's publishing business, no "inside" di-rectors are permitted to serve as directors of other public companies, ex-cept as representatives of Dow Jones in cases in which the company owns shares in another company.

10. It is the general policy of the company that all major decisions be consid-ered by the Board as a whole. This allows the company to gain the advantage of the collective wisdom of the Board. As a consequence, the committee structure of the Board is limited to those committees considered to be ba-sic to or required for the operation of Dow Jones as a publicly-owned com-pany. Currently these committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Commit-tee. The members and chairs of these committees are recommended to the Board by the Corporate Governance Committee in consultation with the chair-man and CEO. The responsibilities of each of the committees are determined by the Board from time to time.

11. Membership on the Audit, Compensation and Corporate Governance committees is limited to outside directors. The chairman and CEO and other senior man-agers attending meetings of these committees do so by invitation. The chairs of these committees act as the chair at executive sessions or meet-ings of outside directors at which the principal items to be considered are within the scope of one of these committees' authority. This provides for board leadership without the need to designate a lead director.

12. The frequency, length and agenda of meetings of each of the committees are determined by the chair of the committee. Whenever possible, materials re-lated to agenda items are provided to committee members sufficiently in ad-vance of committee meetings to allow the directors to prepare for discus-sion. Sufficient time to consider the agenda items is provided.

13. The Compensation Committee ensures that a proper system of current and long-term compensation is in place to provide performance-oriented incen-tives to management; reviews remuneration arrangements for senior manage-ment; reviews and approves the structure of employee benefit plans; makes recommendations to the Board; and grants options or other benefits under certain employee benefit plans. The committee also is responsible for set-ting annual and long-term performance goals (based on criteria established in advance) for the chair-
   man and CEO, and for evaluating performance against these goals. The com-mittee makes full reports to the entire Board, which approves the structure and general administration of the compensation program for the chairman and CEO and other senior managers.

14. The Audit Committee recommends to the shareholders the appointment of in-dependent auditors; makes recommendations to the Board regarding their en-gagement; and considers the range of audit and nonaudit fees. The commit-tee also reviews the work of the company's internal auditors, meets with the independent auditors to review and approve the scope and results of their professional services, and reviews the procedures for evaluating the adequacy of the company's internal controls. The Audit Committee provides a direct channel of communication to the Board for the independent audi-tors, internal auditors, the chief financial officer and the general coun-sel.

15. It is the policy of Dow Jones that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances. This combination has served the company well over a great many years.

16. The chairman and CEO is responsible for establishing effective communica-tions with the company's stakeholder groups, i.e. shareholders, customers, employees and others. It is the policy of Dow Jones that management speaks for the company.

17. The chairman and CEO sets the agenda for meetings of the Board with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the chairman and CEO for review or decision. For example, the annual corporate budget is reviewed by the Board, and capital expenditures above a certain threshold amount (currently $10 million) are approved by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee, who presents these matters to the Board. Any Board member may request that an item be included on the agenda.

18. Whenever possible, materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items is provided.

19. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the company's operations. In addition, Board members have free access to all other members of manage-ment and employees of the company.

20. Executive sessions or meetings of outside directors without management present are held at least once per year to review:

    .  the report of the independent auditors;

    . the criteria upon which the performance of the chairman and CEO and other senior managers is based;

    .  the performance of the chairman and CEO against such criteria;

    .  the compensation of the chairman and CEO and other senior managers; and

    .  the performance of the Board.

    Additional executive sessions or meetings of outside directors may be held from time to time as required, or as requested by directors.

21. These principles are reviewed by the Board from time to time.

               -------------------------------------------------

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices not later than November 20, 1998 in order to be considered for inclusion in the Company's 1999 proxy statement and form of proxy.

OTHER MATTERS

The Company knows of no other matter to be brought before the 1998 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

  Stockholders who do not expect to attend the 1998 Annual Meeting in person are requested to complete, date, sign and return the enclosed proxy promptly in the enclosed postage prepaid envelope.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 1998 IS AVAILABLE TO INTER-ESTED STOCKHOLDERS UPON WRITTEN REQUEST TO MR. RICHARD TOFEL, VICE PRESIDENT-- CORPORATE COMMUNICATIONS, DOW JONES & COMPANY, INC., 200 LIBERTY STREET, NEW YORK, NEW YORK 10281.

By order of the Board of Directors,

Peter G. Skinner
Secretary

New York, New York
March 20, 1998

                                                                     APPENDIX A

DOW JONES 1998 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. The Employee Stock Purchase Plan (the "Plan") of Dow Jones & Com-pany, Inc. (the "Company") is designed to provide an opportunity for the em-ployees of the Company and of its designated subsidiaries to purchase shares of Common Stock of the Company ("Common Stock") through voluntary systematic payroll deductions and to encourage such employees to continue in the employ of the Company or such subsidiaries and to motivate such employees to exert their best efforts on behalf of the Company and such subsidiaries. It is in-tended that this Plan constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code").

2. OFFERINGS UNDER THE PLAN. From time to time within the limits of the Plan, shares of Common Stock will be made available for purchase only by employees through offerings thereof made on behalf of the Company by its Board of Direc-tors (the "Board"). The Board may from time to time designate the subsidiaries of the Company whose employees may participate in an offering under the Plan and shall within the limits of the Plan fix the terms and conditions of each offering, including the period of each offering (the "Purchase Period") which shall not exceed twelve months.

3. ELIGIBILITY AND PARTICIPATION OF EMPLOYEES. All regular, full-time employ-ees of the Company and of such subsidiaries as may be designated by the Board shall be eligible to participate in the Plan, except that (i) there shall be excluded on a uniform basis from each offering: (a) employees whose customary employment by the Company or a designated subsidiary is twenty hours or less per week, (b) employees whose customary employment by the Company or a desig-nated subsidiary is for not more than five months in any calendar year, (c) any employee who, as of the first day of the Purchase Period, would own stock or hold outstanding options to purchase stock, possessing in the aggregate (as determined under Sections 423(b)(3) and 424(d) of the Code) 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary and (d) any employee if the grant of an option hereunder would permit his rights to purchase stock under this Plan and under all other employee stock purchase plans, if any, of the Company and its subsidiaries to accrue (as determined under Section 423 of the Code) at a rate which exceeds $25,000 of fair market value of such stock, determined at the time such option is granted, for each calendar year in which such option is outstanding at any time, and (ii) there may be excluded on a uniform basis from any offering, in the discretion of the Committee described in Section 11, employees who at the commencement of the Purchase Period for any such offering have been employed by the Company or a designated subsidiary for less than two years, or such other, shorter period of time as the Committee shall prescribe.

4. NUMBER OF SHARES PURCHASABLE. The number of shares that may be purchased by any employee under an offering, which shall be not less than five shares nor more than such number of shares as shall have a fair market value, determined as of the first day of the Purchase Period, of $25,000, shall be determined by the Board and shall be based upon a uniform relationship to the annual rate of basic or regular compensation of such employee in effect at the commencement of the Purchase Period for such offering, excluding overtime, bonuses, incen-tive compensation and contributions made to any employee benefit plan main-tained by the Company or any subsidiary.

5. SHARES SUBJECT TO THE PLAN. The shares which may be offered under the Plan may be authorized and unissued Common Stock or Common Stock reacquired by the Company and held in its treasury. The aggregate number of shares of Common Stock which may be issued under the Plan is 2,000,000 except as such number may be increased or decreased pursuant to Section 10. All shares of-fered under the Plan and for any reason not purchased as well as all shares not previously offered will be available for subsequent offerings.

6. PRICE. The price at which the shares may be purchased in any offering under the Plan shall be the lower of: (a) 85% of the fair market value of the stock on the first day of the Purchase Period and (b) 85% of the fair market value of the stock on the date the option is exercised. As used in this Section 6 "fair market value" shall mean the composite closing price of the Common Stock on the New York Stock Exchange on the date as of which the Common Stock is to be valued or if the Common Stock shall not have been traded on said Exchange on such date, the composite closing price on said Exchange on the first day prior thereto on which the Common Stock was traded.

7. PAYROLL DEDUCTIONS; RIGHT OF CANCELLATION; RIGHTS ON TERMINATION OF EMPLOY-MENT OR DEATH. Except as otherwise provided herein, shares purchased under the Plan will be paid for by payroll deductions during the Purchase Period. Prior to commencement of the Purchase Period for each offering, the Committee ap-pointed to administer the Plan pursuant to Section 11 (the "Committee") shall adopt a schedule of the periodic payroll deductions required to be made in or-der to purchase specified numbers of shares during such offering. In lieu of any and all participation through payroll deductions, any employee may at the commencement of the Purchase Period make a lump sum cash payment to the Com-pany for such number of shares as he shall determine, but not to exceed the maximum number of shares that he is entitled to purchase pursuant to any of-fering. Each participant may by written notice to the Company cancel his elec-tion to purchase shares under the Plan not later than two weeks prior to the last day of the Purchase Period and in such case any amount withheld for the account of such participant shall be paid to him as promptly as practicable, without interest.

  If the employment of any participant shall terminate prior to the end of the Purchase Period for any offering because of his retirement or death, such par-ticipant or, in the case of the death of a participant, his legal representa-tive, may within three months after the date of the participant's retirement or death, but in no event later than the expiration of such Purchase Period, purchase the number of shares the participant had elected to purchase in such offering by making a lump sum cash payment to the Company which, when added to the amounts deducted prior to the participant's retirement or death for the purchase of Common Stock in such offering, will be sufficient to cover the purchase price of such number of shares as determined under Section 6. If no such election is exercised, there shall be paid to such participant or, in the case of a participant's death, his legal representative, the amount thereto-fore deducted under the Plan for the participant's account, without interest. If the employment of any participant shall terminate prior to the end of the Purchase Period for any offering for any reason other than his retirement or death, the Company shall pay to such participant the amount theretofore de-ducted under the Plan for his account, without interest.

8. ISSUE OF SHARES. Shares purchased under the Plan shall be issued as soon as practicable after the end of the Purchase Period applicable to such shares or upon full payment in cash in a lump sum at the commencement of the Purchase Period or upon the retirement or death of a participant. No participant shall have any rights as a stockholder with respect to any shares which he may pur-chase under the Plan prior to the date of issuance to him of such shares.

9. ASSIGNABILITY. No assignment or transfer by an employee, former employee or his legal representatives of any option, election to purchase shares, or any other interest under this Plan will be recognized; any purported assignment or transfer, whether voluntary or by operation of law (except by will or the laws of descent and distribution), shall have the effect of terminating such op-tion, election to purchase or other interest. An employee's option and elec-tion to purchase shall be exercisable only by him during his lifetime. If an election to purchase is terminated by reason of the provisions of this Section 9, the only right thereafter continuing shall be the right to have the amount of payroll deduc-tions then credited to the employee's account paid without interest to the em-ployee or other person entitled thereto, as the case may be.

10. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorga-nization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be sold under the Plan and the number and kind of shares which may be purchased under any outstanding offer-ing and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

11. ADMINISTRATION OF THE PLAN. The Plan shall be administered and interpreted by a Committee appointed by the Board consisting of three or more persons, none of whom shall be eligible to vote on or make any decision affecting any rights he may be granted to purchase shares under the Plan. The members of the Committee shall serve without compensation, but shall be reimbursed for any reasonable expenses incurred in their capacities as members. The Committee shall serve at the pleasure of the Board and may from time to time adopt rules and regulations for the administration of the Plan. In the absence of fraud or willful misconduct no member of the Committee shall be liable for any action or determination made with respect to the Plan. Any interpretation, determina-tion or other action made or taken by the Committee shall be final, binding and conclusive.

12. APPLICATION OF FUNDS. The funds deposited with the Company pursuant to the terms of any offering and the proceeds received by the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

13. COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS. The Plan, each offering thereunder, and the obligation of the Company to sell and deliver Common Stock thereunder shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed and
(b) the completion of any registration or qualification of such shares under any State or Federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

14. SALE OF SHARES PURCHASED UNDER THE PLAN. It is the hope of the Company that Common Stock purchased under the Plan will be held for investment and not for resale; in furtherance thereof, the Company may impose such limitations on the sale or other disposition of such Common Stock as it deems appropriate. Nothing contained in the Plan shall restrict any employee from selling any Common Stock purchased under the Plan at any time he chooses provided any such sale is consistent with any limitations imposed pursuant to the preceding sen-tence, and does not violate the Company's Conflicts of Interest policy, or any successor to such policy. Each employee shall assume the risk of any market fluctuations in the price of Common Stock purchased by him under the Plan.

15. COMPANY'S PAYMENT OF EXPENSES RELATED TO THE PLAN. The Company will bear all expenses incurred in administering the Plan, including expenses of issuing Common Stock under the Plan.

16. PLAN AND RIGHTS TO PURCHASE COMMON STOCK NOT TO CONFER RIGHT WITH RESPECT TO CONTINUANCE OF EMPLOYMENT. The Plan and any rights to purchase Common Stock granted under the Plan shall not confer upon any employee any right with re-spect to continuance of employment by the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

17. GENERAL.

(a) Each eligible employee may enroll in any offering under the Plan by sign-ing and delivering to the Treasurer of the Company, not later than a date specified by the Board for such offering, an Authorization:

  (i) authorizing the Company to deduct regularly from his compensation such amount (based upon the number of shares which such employee elects to purchase in any offering) as shall be set forth in the schedule of payroll deductions for such offering adopted by the Committee pursuant to Section 7;

  (ii) specifying the number of shares which he elects to purchase at the end of the Purchase Period for such offering; and

  (iii) specifying the exact name in which shares purchased by him are to be issued, which shall be the name of the employee or the names of the employee and his or her spouse.

Any adjustments necessary to accumulate the necessary funds to purchase the number of shares which any employee has elected to purchase in any offering shall be made by appropriate adjustments in payroll deductions during the three weeks immediately preceding the end of the Purchase Period. Unless the employee withdraws from the Plan, his Authorization so filed shall continue in effect throughout the Purchase Period of the offering to which it relates. The Company will accumulate and hold for the employee's account the amount de-ducted from his basic compensation and will maintain accounts for all partici-pants. No interest will be paid on such payroll deductions.

(b) Only full shares of Common Stock may be purchased. Any balance remaining in any employee's account after the purchase of the shares he has elected to purchase in any offering will be promptly refunded to the employee, without interest.

(c) Each eligible employee who continues to be a participant in the Plan on the last day of the Purchase Period of any offering shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purposes of the Plan as his accumulated payroll deductions on such day will pay for at the purchase price.

(d) If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their rights and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deduc-tions not used to purchase Common Stock will be refunded without interest to the employees for whose account they are held.

18. AMENDMENT OR DISCONTINUANCE. The Board may amend, discontinue or terminate the Plan at any time, provided, however, that no amendment, discontinuance or termination shall alter or impair any rights outstanding at the time of such amendment, discontinuance or termination to purchase shares pursuant to any offering hereunder. The Plan will terminate in any event when all or substan-tially all of the shares reserved for the purposes of the Plan have been is-sued.

19. NAME. The Plan shall be known as the "Dow Jones 1998 Employee Stock Pur-chase Plan."

                                                                     APPENDIX B

DOW JONES 1998 STOCK OPTION PLAN

1. PURPOSE. The purpose of this Plan is to provide a means whereby Dow Jones & Company, Inc. (the "Company") may, through the grant of options to purchase Common Stock of the Company to employees of the Company and of any Subsidiary, attract and retain persons of ability as key employees (including officers and directors who are also employees) and motivate such employees to exert their best efforts on behalf of the Company and any Subsidiary. When used in the Plan with reference to employment, the term "Company" shall include Subsidiar-ies of the Company. As used herein the term "Subsidiary" shall mean any legal entity 50% or more of the voting equity of which is owned or controlled di-rectly or indirectly by the Company.

2. SHARES SUBJECT TO THE PLAN. Options may be granted by the Company from time to time to key employees of the Company to purchase shares of Common Stock ($1.00 par value) of the Company ("Common Stock"), and may be either autho-rized and unissued or held by the Company in its treasury. The maximum number of shares of Common Stock with respect to which options may be granted under the Plan shall be 3,000,000 shares, subject to adjustment as provided in Sec-tion 4(h). If any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled, new options may thereafter be granted covering such shares. Anything contained herein to the contrary not-withstanding, the aggregate number of shares of Common Stock with respect to which options may be granted during any calendar year to any individual shall be limited to 200,000.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensa-tion Committee (the "Committee") consisting of not less than two members ap-pointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who qualifies both as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board.

Subject to the provisions of the Plan, the Committee shall have the power to:

(a) determine and designate from time to time those employees of the Company to whom options are to be granted and the number of shares to be optioned to each such employee;

(b) authorize the granting of options which qualify as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"), and options which do not qualify as Incentive Stock Options, both of which are re-ferred to herein as options;

(c) determine the number of shares subject to each option;

(d) determine the time or times and the manner when each option shall be exer-cisable and the duration of the exercise period, which period shall in no event exceed ten years (or five years as specified in Section 4(m) hereof) from the date the option is granted;

(e) extend the term of an option (including extension by reason of an optionee's death, permanent disability or retirement) but not beyond ten years (or five years as specified in Section 4(m) hereof) from the date of the grant; and

(f) cancel all or any portion of any option as provided in Section 4(k).

No director of the Company who is not also an employee of the Company shall be entitled to receive any option under the Plan.

The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems nec-essary or advisable, except as otherwise expressly reserved to the Board of Directors of the Company in the Plan. Without limiting the generality of the foregoing sentence, the Committee may, in its discre-tion, treat all or any portion of any period during which an optionee is on military or on an approved leave of absence from the Company as a period of employment of such optionee by the Company for purposes of accrual of his or her rights under his or her option; provided, however, that no option may be granted to an employee while he or she is on a leave of absence. Any interpre-tation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

4. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years (or five years as specified in Section 4(m) hereof) from the date of grant) and shall provide that the option shall expire at the end of such period.

(b) Option Price. The option price per share shall be determined by the Com-mittee at the time any option is granted, and shall be not less than the fair market value (but in no event less than the par value) of the Common Stock of the Company on the date the option is granted, as determined by the Committee.

(c) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of the Company for such period af-ter the date on which the option is granted as the Committee may specify in the option agreement.

(d) Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either (i) in cash (including the proceeds of a "cashless ex-ercise" with the assistance of a broker), or (ii) by delivering Common Stock of the Company already owned by the optionee and having a total fair market value on the date of such delivery equal to the purchase price, or (iii) by delivering a combination of cash and Common Stock of the Company having a to-tal fair market value on the date of such delivery equal to the purchase price.

(e) Exercise in the Event of Death or Termination of Employment. (1) If an optionee's employment by the Company shall terminate because of his or her death, retirement or permanent disability, his or her option may be exercised, to the extent provided in the option agreement, by him or her or by the person or persons to whom the optionee's rights under the option pass by designation pursuant to Section 5, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of his or her estate, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to paragraph (a) of this Section 4 or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise. (2) If an optionee's employment shall terminate for any reason other than death, permanent disability or retirement, all right to ex-ercise his or her option shall terminate at the date of such termination of employment.

(f) Transferability of Options. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee an option shall be exercisable only by him or her.

(g) Investment Representation. Upon demand by the Committee, the optionee (or any person acting under Section 4(e)) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exer-cise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to pur-chase any shares (and each option agreement shall contain an undertaking to deliver such a representation).

(h) Adjustments in Event of Change in Common Stock. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any simi-lar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereunder shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent sub-stantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

(i) Optionees to Have No Right as a Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his or her op-tion prior to the date of issuance to him or her of a certificate or certifi-cates for such shares.

(j) Plan and Option Not to Confer Rights with Respect to Continuance of Employment. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuance of employment by the Company, nor shall they interfere in any way with the right of the Company to terminate his or her employment at any time.

(k) Other Option Provisions. The form of option authorized by the Plan may contain such other provisions as the Committee may, from time to time, deter-mine. Without limiting the foregoing, the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any option then subject to exercise, and the Company's obligation in respect of such option may be discharged either by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the fair market value at such time of the shares subject to the portion of the option so cancelled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Common Stock of the Company with a fair market value at such time equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its discretion. In the event of such a cancellation, the number of shares as to which such option was canceled shall not again become available for use un-der the Plan. The Committee may also authorize options that permit payment of the purchase price and taxes arising upon exercise by having the Company with-hold a sufficient number of shares, otherwise issuable thereunder, to cover such amounts.

(l) Limitation on Value of Incentive Stock Options. The aggregate fair market value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under this Plan and under all stock option plans of the Company and its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000.

(m) Grants to Certain Holders. Notwithstanding Sections 4(a) and 4(b) hereof, if an Incentive Stock Option is granted to an optionee who owns stock repre-senting more than ten percent of the voting power of all classes of stock of the Company or a Subsidiary, the period specified in the option agreement for which the Incentive Stock Option thereunder is granted and at the end of which the Incentive Stock Option shall expire, shall not exceed five years from the date of grant and the option price shall be at least 110% of the fair market value (as of the time of grant) of the Common Stock subject to the option.

5. DESIGNATION OF BENEFICIARIES. An optionee may file with the Company a writ-ten designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any desig-nation of beneficiary under the Plan shall be controlling over any other dis-position, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any option, the Committee may determine to recognize only the legal representative of such optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

6. COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS. The Plan, the grant and ex-ercise of options thereunder, and the obligation of the

Company to sell and deliver shares under such options, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any state or federal law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

7. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Com-pany may at any time amend or discontinue the Plan; provided, however, that, subject to the provisions of Section 4(h) no action of the Board of Directors or of the Committee may (i) increase the number of shares with respect to which options may be granted under the Plan, (ii) permit the granting of any option at an option price less than that determined in accordance with Section 4(b) or (iii) permit the extension or granting of options which expire beyond the ten-year period provided for in Sections 3(e) and 4(a). Without the writ-ten consent of an optionee, no amendment or discontinuance of the Plan shall alter or impair any option previously granted to him or her under the Plan.

8. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan shall be the date of approval of the Plan by stockholders of the Company holding not less than a majority of the votes of the shares present and voting at a meeting at which the Plan is proposed for approval.

9. NAME. The Plan shall be known as the "Dow Jones 1998 Stock Option Plan."

                           DOW JONES & COMPANY, INC.
            Proxy Solicited on behalf of the Board of Directors for
                Annual Meeting of Stockholders--April 15, 1998

P R O X Y

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints WILLIAM
C. COX, JR., PETER R. KANN and KENNETH L. BURENGA and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders to be held on Wednesday, April 15, 1998, at 10:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 20, 1998, a copy of which has been received by the undersigned:

                            Election of Directors.
                                   Nominees:

For Election by the Holders of Common Stock Voting Separately as a Class:

                   Rand V. Araskog and Vernon E. Jordan, Jr.

For Election by the Holders of Common Stock and Class B Common Stock Voting
Together:

     Kenneth L. Burenga, William C. Cox, Jr., Irvine O. Hockaday, Jr. and
                              M. Peter McPherson

PLEASE SIGN AND DATE ON REVERSE SIDE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                Please mark
                                                                your votes as
                                                                indicated in
                                                                this example [X]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1(a), 1(b), 2, 3 and 4, and AGAINST Proposals 5 and 6.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Proposals 1(a), 1(b), 2, 3 and 4, and AGAINST Proposals 5 and 6.
--------------------------------------------------------------------------------

1(a). Election of Directors by Common Stock.
(see reverse)
                               FOR     WITHHELD

                               [ ]        [ ]

For, except vote withheld from the following nominee(s):

------------------

1(b). Election of Directors by Common Stock and Class B Common Stock. (see reverse)

        FOR     WITHHELD

        [ ]        [ ]

For, except vote withheld from the following nominees(s):

------------------

2. Adoption of Dow Jones 1998 Employee Stock Purchase Plan.

         FOR     ABSTAIN      AGAINST
         [ ]       [ ]          [ ]

3. Adoption of Dow Jones 1998 Stock Option Plan.

         FOR     ABSTAIN      AGAINST
         [ ]       [ ]          [ ]

4. Approval of Auditors for 1998.

         FOR     ABSTAIN      AGAINST
         [ ]       [ ]          [ ]

5. Stockholder Proposal to establish cumulative voting in the election of directors.

         FOR     ABSTAIN      AGAINST
         [ ]       [ ]          [ ]

6. Stockholder Proposal to establish one-year terms for directors.

         FOR     ABSTAIN      AGAINST
         [ ]       [ ]          [ ]



Signature(s)                                            Date:           , 1998
            -------------------------------------------      -----------
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE